PROSPECTUS SUPPLEMENT                                EXHIBIT 99.1
(To Prospectus dated October 25, 2004)               REGISTRATION NO. 333-96063



                               [GRAPHIC OMITTED]





                        1,000,000,000 Depositary Receipts
                         B2B Internet HOLDRS (SM) Trust

     This  prospectus  supplement  supplements   information  contained  in  the
prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the B2B Internet HOLDRS (SM) Trust.

     The share amounts specified in the table in the "Highlights of B2B Internet HOLDRS" section of the base prospectus shall be replaced with the following:

                                                     Share         Primary
      Name of Company                 Ticker        Amounts    Trading Market
-----------------------------        --------      ---------   --------------
Agile Software Corporation             AGIL            4           NASDAQ
Ariba, Inc.                            ARBA        3.458333        NASDAQ
CheckFree Corporation                  CKFR            4           NASDAQ
Internet Capital Group, Inc.          ICGED          0.75          NASDAQ
Pegasus Solutions, Inc.                PEGS            2           NASDAQ
VerticalNet, Inc.                      VERT           0.6          NASDAQ

-------------------

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transaction.

          The date of this prospectus supplement is September 30, 2005.